Exhibit 99

VIACOM ANNOUNCES REDEMPTION OF ITS 6.85% SENIOR NOTES DUE 2055

NEW YORK, NY – December 7, 2011 – Viacom Inc. (NASDAQ: VIA, VIAB) today announced that it has issued a notice of redemption to redeem on January 9, 2012 (the "Redemption Date") all of its outstanding 6.85% Senior Notes due December 15, 2055 (NYSE: VNV) (the "2055 Notes") (CUSIP No. 92553P300).

The redemption price for each of the 2055 Notes outstanding will be equal to 100% of the principal amount of such 2055 Note, plus accrued and unpaid interest thereon to the Redemption Date (the "Redemption Price").

The Bank of New York Mellon is the trustee for each of the 2055 Notes and will act as the paying agent for these transactions. The Bank of New York Mellon's address is Global Corporate Trust, 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057, Attention: Redemption Unit.

The 2055 Notes will each become due and payable, at the Redemption Price, upon presentation and surrender of the respective 2055 Notes, on or after the Redemption Date, at the office of the paying agent.  From and after the Redemption Date, the 2055 Notes will cease to accrue interest and holders of the 2055 Notes will not be entitled to exercise any of the rights with respect to the 2055 Notes except the right to receive the Redemption Price.

The 2055 Notes were originally issued on December 13, 2006 in the aggregate principal amount of $750,000,000 (all of which principal amount remains outstanding), in minimum denominations of $25 and integral multiples of $25.

Holders of 2055 Notes with questions regarding the details of the redemption may call The Bank of New York Mellon Bondholder Relations Department at 1.800.254.2826.

This press release is for informational purposes only and does not constitute an offer to purchase or sell or a solicitation of an offer to purchase or sell any securities in any jurisdiction.

About Viacom
Viacom is home to the world's premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in more than 160 countries and territories. With approximately 160 media networks reaching approximately 700 million global subscribers, Viacom's leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, Spike TV and Tr3s. Paramount Pictures, America's oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment.

Viacom operates a large portfolio of branded digital media experiences, including many of the world's most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Media	Investors
Jeremy Zweig	James Bombassei
(212) 846-7503	(212) 846-6377
jeremy.zweig@viacom.com	james.bombassei@viacom.com